UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On May 27, 2025, Theriva Biologics, Inc. (the “Company”) issued a press release announcing a poster presentation by Dr. Jaume Català-Mora, Pediatric Ophthalmologist, Sant Joan de Déu-Barcelona Children’s Hospital, of results from the investigator-sponsored Phase 1 study of VCN-01 in refractory retinoblastoma patients at the 2025 American Society of Clinical Oncology (ASCO) annual meeting, taking place May 30, 2025 - June 3, 2025 in Chicago, Illinois.

A copy of the poster titled “A Phase I dose-escalation study to assess the oncolytic virus VCN-01 safety and efficacy in refractory retinoblastoma patients” is filed as an exhibit to this Current Report on Form 8-K. Based on the study results it was concluded that VCN-01 was well tolerated, after intravitreal administration at the 2 doses, the most frequently reported treatment-related adverse events were Grade 1 or 2 uveitis. VCN-01 did not cause retinal toxicity. There were no dose limiting toxicities and no ocular or systemic toxicities equal to or greater than Grade 3 during the evaluation period.

•	Some degree of ocular inflammation and associated turbidity was observed after VCN-01 injection. Inflammation was managed, and vitreous haze improved in some cases, by local and systemic administration of anti-inflammatory drugs.

•	VCN-01 does not appear to change the retinal function, and selective VCN-01 replication in retinoblastoma cells has been observed by immunohistochemical analysis.

•	Replication of VCN-01 was detected over time within retinoblastoma tumors but was not observed in healthy tissue.

•	Intravitreal VCN-01 demonstrated promising antitumor activity:

o	Four patients presented a response characterized by unequivocal improvement in vitreous seed density.

o	Eye enucleation was avoided in 3 patients to date, one of whom has retained their eye after 4 years of follow-up.

The information in this Item 7.01 furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On May 27, 2025, the Company issued a press release announcing a poster presentation by Dr. Jaume Català-Mora, Pediatric Ophthalmologist, Sant Joan de Déu-Barcelona Children’s Hospital of results from investigator-sponsored Phase 1 study of VCN-01 in refractory retinoblastoma patients at the 2025 American Society of Clinical Oncology (ASCO) annual meeting, taking place May 30, 2025 -June 3, 2025 in Chicago, Illinois.

Based on the study results it was concluded that VCN-01 was well tolerated, after intravitreal administration at the 2 doses, the most frequently reported treatment-related adverse events were Grade 1 or 2- uveitis being the most common adverse effect. VCN-01 did not cause retinal toxicity. There were no dose limiting toxicities and no ocular or systemic toxicities equal to or greater than Grade 3 during the evaluation period.

•	Some degree of ocular inflammation and associated turbidity was observed after VCN-01 injection. Inflammation was managed, and vitreous haze improved in some cases, by local and systemic administration of anti-inflammatory drugs.

•	VCN-01 does not appear to change the retinal function, and selective VCN-01 replication in retinoblastoma cells has been observed by immunohistochemical analysis.

•	Replication of VCN-01 was detected over time within retinoblastoma tumors but was not observed in healthy tissue

•	Intravitreal VCN-01 demonstrated promising antitumor activity:

o	Four patients presented a response characterized by unequivocal improvement in vitreous seed density.

o	Eye enucleation was avoided in 3 patients to date, one of whom has retained their eye after 4 years of follow-up.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Poster Presentation titled “A Phase I dose-escalation study to assess the oncolytic virus VCN-01 safety and efficacy in refractory retinoblastoma patients”
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2025	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer